THE SECURITIES WHICH ARE THE SUBJECT OF THIS EXCHANGE AGREEMENT HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH SECTIONS 3(a)(9), 3(b), AND/OR 4(2) OF THE SECURITIES ACT OF 1933, THE PROVISIONS OF REGULATION D UNDER SUCH ACT, AND SIMILAR EXEMPTIONS UNDER STATE LAW. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             NOTE EXCHANGE AGREEMENT

                 (for shares of Series A Preferred and New Note)

         This NOTE EXCHANGE AGREEMENT ("Agreement") is made and entered into as of the date appearing on the execution page hereof by and between NEBO PRODUCTS, INC., a Utah corporation (the "Company"), and _______ (the "Buyer").

                                    RECITALS

         A. Buyer is a party to a Promissory Note dated ________ between the Company as Maker and Buyer as Payee, in the original principal amount of $____ (the "Original Note"), with a current unpaid principal balance of $_____.

         B. The Company owes accrued interest to Buyer on the Original Note through _____, 2002, totaling $_______.

         C. Accordingly, total unpaid principal and interest on the Original Note as of _____, 2002 is $_________.

         D. The Company has certain other pending debt obligations and contingent liabilities which it is attempting to convert into equity interests in the Company, including obligations similar to the Company's obligation to Buyer, in the aggregate amount of approximately $1,500,000 (collectively, the "Company Debts," which figure includes the Original Note to Buyer). The Company proposes to convert Company Debts into shares of Series A Convertible Preferred Stock ("Preferred Stock") of the Company.

         E The Company does not have the resources at this time to pay Buyer the full Original Note.

         F. The Company believes that it can continue its operations and marketing activities if the balance sheet and capital structure of the Company can be substantially reorganized, including replacement of the Original Note and the Company Debts with capital stock interests in the Company, or a combination of capital stock interests and new debt obligations of the Company.

         G. The Company's sole director has approved a plan of reorganization pursuant to which the Buyer and certain other creditors of the Company would exchange all of their Company Debts for Preferred Stock of the Company, or for a combination of Preferred Stock and new debt obligations of the Company.

         H. The Company has authorized the issuance of shares of Preferred Stock to Buyer and the other holders of Company Debts at the rate of 1 share of Preferred Stock for each $0.20 in value of the Company Debts to be cancelled and surrendered by Buyer and the other debt holders.

         I. The Company desires to issue to Buyer, and Buyer desires to receive from the Company, a combination of shares of Preferred Stock and a new promissory note in exchange for cancellation of the Original Note.

         NOW, THEREFORE, in consideration of the mutual representations and covenants contained herein, it is agreed and understood as follows:

                                    ARTICLE 1

                                    EXCHANGE

         1.1 Issuance of Preferred Stock. Subject to the terms of this Agreement, and in exchange for the consideration set forth in Section 1.2 of this Agreement, the Company agrees, at the Closing, to (i) issue to Buyer ______ shares of the Company's Series A Convertible Preferred Stock (the "Shares"), and
(ii) issue to Buyer a new promissory note in the form attached to this Agreement as Exhibit "A" (the "New Note"). The Shares and the New Note are sometimes referred in this Agreement collectively as the "Securities."

         1.2 Release and Termination of Original Note. Subject to the terms of this Agreement, and in exchange for the consideration set forth in Section 1.1 of this Agreement, Buyer agrees, at the Closing, to terminate the Original Note and to release, surrender, forgive and relinquish in full the Original Note, any security interest granted to Buyer in connection therewith, and any and all other obligations of the Company under the Original Note.

         1.3 Closing. The Closing of this Agreement (the "Closing") will take place at the offices of the Company and may occur at any time on or after the date hereof in accordance with the provisions of this Section 1.3. The obligations of the Company under this Agreement are expressly conditioned upon satisfaction of the following:

                  (a) The agreement of Buyer to convert the Original Note into shares of Preferred Stock and the New Note of the Company, as evidenced by the Company's receipt of an executed copy of this Agreement and a Purchaser Questionnaire; and

                  (b) The Company reserves the right to execute and close this Agreement with any, some, or all of the holders of the Company Debts as that term is defined herein; provided, however, that the Company will not close this Agreement unless holders of Company Debts aggregating more than $1,000,000 agree to exchange their Company obligations for shares of Preferred Stock of the Company. Moreover, the Company also reserves the right to individually negotiate with a Company creditor, resulting in an exchange agreement with such creditor on terms more or less favorable than those set forth herein.


                                    ARTICLE 2

            COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company covenants, represents and warrants as follows:

         2.1 Organization, Standing, Etc. The Company is duly organized, validly existing, and in good standing under the laws of the State of Utah, and has the requisite corporate power and authority to conduct the business in which it is now engaged, to own or hold its properties and assets, and to enter into and perform this Agreement.

         2.2 Capital Stock. As of the date of this Agreement, the authorized Capital Stock of the Company consists of 100 million shares of Common Stock, no par value per share, of which 18,797,445 shares are presently issued and outstanding, and 100 million shares of Series A Convertible Preferred Stock, no shares of which are outstanding. Assuming conversion of the Company Debts (including Buyer's Original Note) into shares of Preferred Stock, 6,519,355 additional shares of Preferred Stock will be issued in connection with this exchange offer.

         2.3 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, offer, issuance and delivery of the Shares, and the performance of the Company's obligations hereunder has been taken, or will have been taken, prior to the Closing. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

         2.4 Financial Statements. To the best of the Company's knowledge, the financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not reflect normal audit adjustments and other support statements, schedules, footnotes and other disclosures required by generally accepted accounting principles. To the best of the Company's knowledge, the Financial Statements accurately set forth and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein. Except to the extent reflected or reserved against or disclosed herein or in the Financial Statements, the Company, as of the date of the Financial Statements, had no financial liabilities or obligations of any kind, whether accrued, absolute or contingent, which under generally accepted accounting principles should have been so reflected or reserved against or disclosed.

         2.5 Changes. To the best of the Company's knowledge, except as disclosed in this Agreement, any exhibits hereto or other documents provided to the Buyer, since the date of the Financial Statements, there has not been:

                  (a) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business,

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company,

                  (c) any waiver by the Company of a materially valuable right or of a material debt owed to it,

                  (d) any loans made by the Company to its employees, officers, or directors other than advances of expenses made in the ordinary course of business,

                  (e) any declaration or payment of any dividend or other distribution of the assets of the Company, or

                  (f) any other event or condition of any character which has materially and adversely affected the business, prospects, condition, affairs, operations, properties or assets of the Company.


                                    ARTICLE 3

             COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer covenants, represents and warrants as follows:

         3.1 Sole Party in Interest. The Buyer is the sole and true party in interest, and no other party has any beneficial ownership in the Securities, whether direct or indirect.

         3.2 Investment Purpose. The Securities are being acquired solely for the Buyer's own account, for investment, and are not being acquired with a view to the resale, distribution, subdivision or fractionalization thereof.

         3.3 Knowledge and Experience. The Buyer, either alone or with his purchaser representative, is experienced in evaluating and making speculative investments, and has the capacity to protect the Buyer's interests in connection with the acquisition of the Securities. In addition, the Buyer, either alone or with his purchaser representatives, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated by the Agreement. The Buyer and such purchaser representative, if any, have executed the form of Purchaser Questionnaire and Purchaser Representative's Questionnaire attached hereto.

         3.4 Disclosure, Access to Information, etc. Buyer acknowledges that he has read and analyzed, and retained copies of this Agreement and the following documents:

                           (i)             the Company's Articles of
                                           Incorporation, as amended to date,
                                           attached to the "Nebo Products
                                           Settlement Agreement Disclosure
                                           Documents to be settled by September
                                           30, 2002 (the "Disclosure
                                           Documents"),

                           (ii) the Designation of Rights and Preferences of Series A Convertible Preferred Stock of the Company, attached to the Disclosure Documents,

                           (iii) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, attached to the Disclosure Documents,

                           (iv) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, attached to the Disclosure Documents,

                           (v) Current Report on Form 8-K dated September 20, 2002, attached to the Disclosure Documents,

                           (vi) Joint Proxy Statement of Naviset Holdings Corp. and the Company, attached to the Disclosure Documents,

                           (vii) Action by Unanimous Written consent of Board of Directors of the Company dated September 30, 2002,

                           (viii) such other documents as have been requested by Buyer from the
                                           Company, and

                           (ix) copy of the Original Note between the Company and Buyer.

                           (x) copy of the New Note to be granted by the Company to Buyer.

         The Buyer has read each of these documents and represents that he fully understands the material contained therein. The Buyer confirms that all documents requested by the Buyer have been and remain available for inspection or copying and that the Buyer has been supplied with all of the additional information concerning the transactions contemplated by this Agreement that has been requested. In making the decision to terminate and surrender the Original Note and any related security interest, the Buyer has relied exclusively upon information provided by this Agreement, the Exhibits attached hereto, the Disclosure Documents, or found in the books, records or documents of the Company and investigations made by the Buyer.

         3.5 Manner of Exchange. The offer to acquire the Securities was directly communicated to the Buyer in such a manner that the Buyer was able to ask questions of and receive answers from the Company or a person acting on its behalf concerning the terms and conditions of this transaction. At no time was the Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising.

         3.6 Restricted Securities. The Buyer understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, in reliance upon certain exemptions from registration for certain private offerings. The Buyer understands and agrees that the Securities, or any interest therein, may not be resold or otherwise disposed of by the Buyer unless the Securities are subsequently registered under the Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

         3.7 Certain Risk Factors. The Buyer has been informed and fully understands that there are substantial risks associated with exchanging the Original Note for the Securities. Certain of these risks are set forth below. The Buyer is urged to consult with his own legal, financial, or other advisor before executing this Agreement.

                        A. CERTAIN RISKS OF THE EXCHANGE

                                            1.       Exchange Risks.  In
surrendering his rights under the Original Note, the Buyer will be giving up his rights as a creditor of the Company. As a creditor, the Buyer is presently entitled to receive payments from the Company according to the terms of the Original Note. Such payments were secured by Buyer's security interest in certain assets of the Company as provided in the Original Note. By executing this Agreement, Buyer will be surrendering his rights to the security interest . The Company does not currently have sufficient funds to satisfy the Original Note. Consequently, if Buyer chooses to exercise his rights under the Original

Note, the Buyer would be entitled to pursue his remedies under law, which include obtaining a judgment against the Company and a lien on its assets. In the event the Company is liquidated, the Buyer, as a creditor, would be entitled to payment of monies due him prior to any payments being made to shareholders of the Company. By exchanging the Original Note for the Securities, Buyer's interest as a result of the exchange will be that of a holder of Preferred Stock, with all of the rights and preferences set forth in the Designation of Rights and Preferences included in the Disclosure Documents. As such, Buyer will not have any rights as a creditor. In the event the Company were liquidated in the near future, it is unlikely that the Buyer as a holder of Preferred Stock would receive any assets after payment of Company creditors. There can be no assurance that the Securities will have any value to the Buyer or that any dividends will be paid on the Securities, or that the Securities will be redeemed by the Company.

                                            2.       Other Pending Exchange
Offers; Disparity of Treatment. Pursuant to the transactions contemplated by this Agreement, not all creditors of the Company will be treated equally. For example, certain creditors of the Company, such as lending banks, will not be asked to surrender or exchange any of their interests in the Company, while the Buyer, by executing this Agreement, will be surrendering the Original Note for the Securities. Moreover, the Company has reserved the right in this offering of Preferred Stock to holders of Company Debts to accept Exchange Agreements with any, some or all of such holders, and to negotiate exchange terms with individual holders of Company Debts which may be on terms more favorable than those contained in this Agreement.

                                            3.       Conflicts of Interest.  The
terms of this Agreement were determined by Scott Holmes, the sole director and an executive officer of the Company. Mr. Holmes has personally guaranteed several obligations of the Company. In consideration for these guarantees, the Company has granted, or intends to grant, to Mr. Holmes a senior security interest in certain assets of the Company. Thus, the terms of this Agreement were determined by individuals who are subject to conflicts of interest. Although these individuals attempted to negotiate the terms in full awareness of their conflicts of interest and their fiduciary obligations to the Company, there can be no assurance that the terms of this Agreement, and the transactions contemplated thereby are in the best interest of the Buyer or shareholders of the Company generally.

                                            4.       Risk of Nonpayment of
Dividends and Redemption of Shares. The Company has never paid any cash dividends on its capital stock and, at the present time, because of its financial condition, it is unlikely that it will be able to do so in the near future. There can be no assurance that the Company will be able to pay dividends on the Shares. Furthermore, there can be no assurance the Company will have sufficient funds legally available under applicable provisions of law to redeem the Shares as may be provided for in the Designation of Rights and Preferences.

                                            5.       Disclaimer as to Tax
Consequences. The Company makes no representation as to the tax consequences to Buyer of Buyer's exchange of the Original Note for the Securities. No opinion of counsel will be sought as to the "tax-free" nature of the transfer, or as to any other federal, state or local tax consequences of the transfer. Furthermore, it is not anticipated that a favorable ruling from the Internal Revenue Service as to the "tax-free" nature of the transfer could be obtained. It is recommended that the Buyer consult with his own tax advisor concerning the federal, state or local tax consequences of the transfer, with specific reference to his particular personal tax consequences.

                  B. CERTAIN RISKS OF INVESTMENT IN THE COMPANY

                                            1.       Substantial Operating
Losses and Deficit. As of June 30, 2002, the Company had a negative net worth of $1,395,456, according to unaudited financial statements prepared by the Company.

                                            2.       Insolvency.  At the present
time, the Company is only able to pay a small portion of its current liabilities, including the Original Note, and there can be no assurance that the Company will be able to pay on its note obligations in the future.

                                            3.       Inadequacy of Funds.  The
Company needs to raise additional working capital immediately (in addition to the exchanges contemplated with the other holders of Company Debts), or it might be forced to seek protection from creditors in court. Even if funding is obtained soon, additional funding may be needed by the Company in order for it to remain in operation. If current Company projections regarding revenues are not met, additional funding would be needed sooner. There can be no assurance that the Company will be able to obtain additional funding. If the Company cannot obtain this additional funding, it is unlikely that the Company will be able to avoid bankruptcy. Furthermore, there can be no assurance the Company can generate the volume of sales needed to operate on a profitable basis or that future equity or debt financing can be obtained on terms favorable or acceptable to the Company. In the event additional funding is obtained, new investors may require, as a condition to their investment, that holders of the Securities be required to subordinate or modify their rights as holders of Preferred Stock.

                                            4.       Competition.  Many of the
Company's potential and actual competitors are well-established companies, with financial and marketing resources which far exceed those available to the Company, and one or more of them may enter the Company's markets in the future. It should therefore be anticipated that the Company will continue to encounter competition in marketing its products. The Company expects that it will be required to expand its existing product line in order to compete effectively in the future. Failure to do so could have a material and adverse effect upon the Company.

                                            5.       Financial Statements.  The
Financial Statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 are unaudited. As a result, there can be no assurance that the Financial Statements have been prepared in accordance with generally accepted accounting principles or that they reflect accurately and in all respects the assets, liabilities and current financial condition of the Company.

                                            6.       Investment Illiquid.  The
Securities are not registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be resold unless they have been registered under such laws or an exemption from registration is available. Moreover, there is no market for the Preferred Stock of the Company and it is not anticipated that any market will develop.

                                            7.      Dependence on Key Personnel.
The Company is dependent on the knowledge and skills of its key employee, Scott Holmes. The loss of Mr. Holmes could adversely affect the Company's future efforts. The Company does not have any key man life insurance on its key employee.

         3.8 No Reliance on Oral Representations. The Buyer confirms that he is not relying on any oral representations or statements made by the Company or by any other person in acquiring the Securities.

         3.9 Stop-Transfer; Restrictive Legend on Securities. The Buyer has been informed of, and understands and agrees that the Transfer Records of the Company will contain a "stop-transfer" instruction and that the certificate for the Securities will bear a legend in substantially the following form:

         The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered, sold or transferred in the absence of registration or the availability of an exemption from such registration. No offer, sale or transfer may take place without prior written approval of the Company being affixed hereto. In the absence of an effective registration statement, such approval shall be granted only if the Company has received an opinion of shareholder's counsel at shareholder's expense satisfactory to the Company to the effect that such Securities may be lawfully transferred pursuant to an exemption from registration.

         3.10 Binding Agreement; Non-Transferability. The Buyer agrees not to transfer or assign the obligations or duties contained in this Agreement or any of the Buyer's interest herein, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Buyer.

         3.11 Ownership of the Original Note. Buyer is the owner, beneficially and of record, of the Original Note. At the Closing, Buyer shall transfer and release the Original Note to Company, free and clear of all liens, encumbrances, claims or rights of others, or defects in title. No action is pending, and Buyer has no knowledge of any threatened action which would contest Buyer's ownership of, or right to release and discharge the Original Note. The Original Note is not the subject of any other contract of sale, option, or similar agreement. Buyer has full right, power and authority to enter into and perform this Agreement and to terminate and release the Original Note without obtaining the consent or approval of any governmental authority or any other person or entity.

         3.12 Indemnification. The Buyer hereby agrees to indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost or expense incurred on account or arising out of:

                  (a) Any inaccuracy in the declarations, representations, and warranties made by the Buyer set forth herein;

                  (b) The disposition of any of the Securities by the Buyer, contrary to the declarations, representations and warranties set forth herein; and

                  (c) Any action, suit or proceeding based upon (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or (ii) the disposition of any of the Securities or any part thereof.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS

         4.1 Effect of Recitals. The recitals contained on page 1 of this Agreement are an integral part of this Agreement.

         4.2 Warranties Survive Closing. All warranties, representations, indemnities and agreements hereunder shall survive the closing hereunder.

         4.3 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

         4.4 Choice of Law. It is the intention of the parties that the laws of Utah should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         4.5 Entire Agreement. This Agreement, including all Exhibits attached hereto and made a part hereof, contains the entire agreement between the parties relating to the issuance of the Securities.

         4.6 Notices. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                  (a) If to the Buyer, at the address set forth on the signature page of this Agreement or at such other address as the Buyer may specify by written notice to the Company,

                  (b) If to the Company, at the address set forth below, unless the Company shall have specified by written notice to the Buyer another address:

                                    Nebo Products, Inc.
                                    Attn:  Scott Holmes, President
                                    ______________________________
                                    ______________________________

and such other notices and communications shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of their receipt or 72 hours after the same have been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         4.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         4.8 Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall construe one and the same instrument.







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the _______ day of _____________, 2002.


                                            NEBO PRODUCTS, INC.,
                                            a Utah corporation


                                            By:  _____________________________
                                                     Scott Holmes, President


                                            BUYER:


                                            __________________________________

                                            __________________________________
                                            Name [Printed]